PERFORMANCE CALCULATION
                        COLONIAL NORTH CAROLINA TAX-EXEMPT FUND - CLASS C
                                  FISCAL YEAR END: 1/31/98
                                   INCEPTION DATE: 8/1/97

                                                SINCE INCEPTION
                                               8/1/97 TO 1/31/98

                               Standard                          Non-Standard
Initial Inv.                   $1,000.00                           $1,000.00
Amt. Invested                  $1,000.00                           $1,000.00
Initial NAV                        $7.35                               $7.35
Initial Shares                    136.054                             136.054
Shares From Dist.                   3.132                               3.132
End of Period NAV                  $7.45                               $7.45
CDSC Rate                           1.00%
Total Return                        2.69%                               3.69%
Average Annual
  Total Return                      N/A                                 N/A